Exhibit 99.1

ASPREVA OBTAINS SHAREHOLDER APPROVAL FOR ACQUISITION BY GALENICA

Victoria, B.C., Canada; December 17, 2007 - Aspreva Pharmaceuticals Corporation (NASDAQ: ASPV; TSX: ASV) today announced that Aspreva’s shareholders and optionholders have approved the proposed acquisition of Aspreva by Galenica Group (SWX: GALN), through a wholly-owned Canadian subsidiary, at a price of US$26.00 per share in cash. At the special meeting of securityholders held this morning, the transaction was approved by over 99% of the votes cast by shareholders and by over 99% of the votes cast by shareholders and optionholders, voting together as a class.

The transaction is being carried out by way of a statutory plan of arrangement under Section 288 of the British Columbia Business Corporations Act. The closing of the transaction remains subject to final court approval, approval by the Minister of Industry under the Investment Canada Act, as well as the satisfaction or waiver of the conditions specified in the Combination Agreement entered into on October 17, 2007.  An application for final court approval is scheduled to be heard by the British Columbia Supreme Court on December 18, 2007.  Subject to court approval being obtained, receipt of approval by the Minister of Industry under the Investment Canada Act and the other conditions to closing being satisfied or waived, the transaction is expected to close on January 3, 2008.

Shareholders also today approved an amendment to Aspreva’s shareholder rights plan in order to facilitate the proposed acquisition of Aspreva by Galenica Group.

Further details regarding the terms of the transaction are set out in Aspreva’s management information circular dated November 15, 2007, which was filed by Aspreva on the Canadian SEDAR website at www.sedar.com and on the United States Securities and Exchange Commission’s website at www.sec.gov.

Financial and Legal Advisors
Lazard Frères & Co. LLP and Lehman Brothers Inc. have acted as financial advisors to Aspreva with respect to the plan of arrangement.  Aspreva’s legal advisors are Farris, Vaughan, Wills & Murphy LLP, McCarthy Tétrault LLP and Cooley Godward Kronish LLP.

About Galenica
Galenica is a diversified group active throughout the healthcare market which, among other things, develops, manufactures and markets pharmaceutical products, runs pharmacies, provides logistical services and access to databases and sets up networks. The Galenica Group enjoys a leading position in all its areas of activity - pharmaceutical manufacturing, pre-wholesaling, distribution, healthcare information and retailing.  A large part of the Galenica’s income is generated by international operations. For more information please visit www.galenica.com

About Aspreva
Aspreva is a global pharmaceutical company focused on identifying, developing, and, upon approval, commercializing evidence-based medicines for patients living with less common diseases. Aspreva common stock is traded on the NASDAQ Global Select Market under the trading symbol ASPV and on the Toronto Stock Exchange under the trading symbol ASV. Learn more about the company at www.aspreva.com

For Further Information please contact:
Sage J. Baker
Vice President, IR & Corporate Communications
Aspreva Pharmaceuticals
+1 250-708-4270
sbaker@aspreva.com

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and forward-looking information within the meaning of applicable securities laws in Canada (collectively, “forward-looking statements”). The words “anticipates”, “believes”, “budgets”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “might”, “plans”, “projects”, “schedule”, “should”, “will”, “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: the potential acquisition of Aspreva by Galenica in an all cash transaction valued at USD$26.00 per outstanding share (the “Acquisition”); receiving approval from  the Minister of Industry under the Investment Canada Act and receiving final approval for the Acquisition from the British Columbia Supreme Court.

With respect to the forward-looking statements contained in this news release, Aspreva has made numerous  assumptions regarding, among other things: Galenica’s ability to finance the Acquisition valued at USD$26.00 per outstanding share; the ability of Aspreva and Galenica to satisfy all of the closing conditions to complete the Acquisition; Aspreva’s ability to protect its intellectual property rights and to not infringe on the intellectual property rights of others; and Aspreva’s ability to comply with applicable governmental regulations and standards. Readers are cautioned that the plans, intentions or expectations disclosed in any forward-looking statements and underlying assumptions may not be achieved and that they should not place undue reliance on any forward-looking statement. Actual results or events could differ materially from the plans, intentions, expectations, and assumptions  expressed or implied in any forward-looking statements as a result of numerous risks, uncertainties and other factors, including those relating to: the possibility of not satisfying all of the closing conditions to complete the Acquisition; risks related to integration of acquisitions; difficulties or delays in obtaining regulatory approvals; competition from other pharmaceutical or biotechnology companies; economic and capital market conditions; and currency exchange rates.

For a more thorough discussion of the risks associated with Aspreva’s business, see the “Risk Factors” section in  Aspreva’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, filed with the U.S. Securities and Exchange Commission at www.sec.gov and with securities regulatory authorities in Canada at www.sedar.com. Although we have attempted to identify important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements, there may be other factors that cause actual results or events to differ from those expressed or implied in the forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and Aspreva undertakes no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise after the date hereof.